CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 14 to Registration Statement No. 333-147743 on Form N-4 of our report dated March 31, 2017, relating to the financial statements of Great-West Life & Annuity Insurance Company of New York (the “Company” or “GWNY”) for the year ended December 31, 2016 (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to the financial statements which have been prepared from separate records maintained by the Company and may not necessarily be indicative of conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company). We also consent to the references to us as experts under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Prospectus and in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

October 25, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 14 to Registration Statement No. 333-147743 on Form N-4 of our report dated April 7, 2017, relating to the financial statements and financial highlights of each of the investment divisions of the Variable Annuity-1 Series Account (the “Series Account”), appearing in the Annual Report on Form N-30D of Great-West Life & Annuity Insurance Company of New York (the “Company” or “GWNY”) for the year ended December 31, 2016. We also consent to the references to us as experts under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Prospectus and in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

October 25, 2017